Exhibit 99.(j)(20)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 28, 2010, relating to the financial statements and financial highlights which appear in the April 30, 2010 Annual Reports to Shareholders of the Funds as listed in Appendix A to this consent, which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

August 30, 2010

Appendix A

PowerShares Dynamic MagniQuant Portfolio

PowerShares Dynamic Market Portfolio

PowerShares Dynamic OTC Portfolio

PowerShares FTSE RAFI US 1000 Portfolio

PowerShares NXQ Portfolio

PowerShares Buyback Achievers Portfolio

PowerShares Dividend Achievers Portfolio

PowerShares Financial Preferred Portfolio

PowerShares High Yield Equity Dividend Achievers Portfolio

PowerShares International Dividend Achievers Portfolio

PowerShares FTSE RAFI US 1500 Small-Mid Portfolio

PowerShares Dynamic Banking Portfolio

PowerShares Dynamic Biotechnology & Genome Portfolio

PowerShares Dynamic Building & Construction Portfolio

PowerShares Dynamic Energy Exploration & Production Portfolio

PowerShares Dynamic Food & Beverage Portfolio

PowerShares Dynamic Healthcare Services Portfolio

PowerShares Dynamic Insurance Portfolio

PowerShares Dynamic Leisure and Entertainment Portfolio

PowerShares Dynamic Media Portfolio

PowerShares Dynamic Networking Portfolio

PowerShares Dynamic Oil & Gas Services Portfolio

PowerShares Dynamic Pharmaceuticals Portfolio

PowerShares Dynamic Retail Portfolio

PowerShares Dynamic Semiconductors Portfolio

PowerShares Dynamic Software Portfolio

PowerShares Dynamic Basic Materials Sector Portfolio

PowerShares Dynamic Consumer Discretionary Sector Portfolio

PowerShares Dynamic Consumer Staples Sector Portfolio

PowerShares Dynamic Energy Sector Portfolio

PowerShares Dynamic Financial Sector Portfolio

PowerShares Dynamic Healthcare Sector Portfolio

PowerShares Dynamic Industrials Sector Portfolio

PowerShares Dynamic Technology Sector Portfolio

PowerShares Dynamic Telecommunications & Wireless Portfolio

PowerShares Dynamic Utilities Portfolio

PowerShares Nasdaq Internet Portfolio

PowerShares Aerospace & Defense Portfolio

PowerShares Cleantech Portfolio

PowerShares DWA Technical Leaders Portfolio

PowerShares Golden Dragon Halter USX China Portfolio

PowerShares Global Listed Private Equity Portfolio

PowerShares Lux Nanotech Portfolio

PowerShares NASDAQ-100 BuyWrite Portfolio

PowerShares S&P 500 BuyWrite Portfolio

PowerShares Morningstar StockInvestor Core Portfolio (formerly PowerShares Value Line Industry Rotation Portfolio)

PowerShares S&P 500 High Quality Portfolio (formerly Value Line Timeliness Select Portfolio)

PowerShares Water Resources Portfolio

PowerShares WilderHill Clean Energy Portfolio

PowerShares WilderHill Progressive Energy Portfolio

PowerShares Dynamic Large Cap Growth Portfolio

PowerShares Dynamic Large Cap Portfolio

PowerShares Dynamic Large Cap Value Portfolio

PowerShares Dynamic Mid Cap Growth Portfolio

PowerShares Dynamic Mid Cap Portfolio

PowerShares Dynamic Mid Cap Value Portfolio

PowerShares Dynamic Small Cap Growth Portfolio

PowerShares Dynamic Small Cap Portfolio

PowerShares Dynamic Small Cap Value Portfolio

PowerShares Dynamic FTSE NASDAQ Small Cap Portfolio

PowerShares Dynamic Zacks Micro Cap Portfolio

PowerShares Dynamic Zacks Small Cap Portfolio